LEASE

         This lease, made this 17th day of February, 1999, between V&N COMPANY having an office at 4048 New Castle Avenue, New Castle, Delaware 19720 ("Landlord") and Bell Micro Products, Inc. ("Tenant").


                                   WITNESSETH:

         The Landlord hereby lets unto Tenant and Tenant hereby hires and takes from Landlord the following described property: 220 Lisa Drive, Unit A, New Castle, DE 19720, approximately 51,667 square feet of warehouse (the "Premises) (see Exhibit A) part of a larger 62,271 square foot building and project known as Parkway Business Center (See Exhibit B).

         To have and to hold the premises unto Tenant, it successors and assigns subject to all of the following terms, covenants, conditions, and agreements herein contained for a term commencing April 1, 1999 or one (1) week after delivery of space and completion of TI's in paragraph 28, whichever is later and ending 74 months later ("Lease Term").

         1. RENT: Tenant shall pay to Landlord rent at the monthly rate of Twenty Three Thousand Four Hundred Sixty Seven Dollars and 15/100 ($23,467.15) commencing with 3rd month of term.

         2. POSSESSION: It is contemplated that the premises shall be substantially completed and a Certificate of Occupancy issued by the appropriate governmental authority on or about April 1, 1999 or as soon thereafter as is reasonably possible. If a Certificate of Occupancy for the demised premises has not been issued by such date, the term of this Lease shall commence and take effect and rent shall be payable by Tenant from the time the said premises have been certified for occupancy. Tenant has right to terminate if possession is not delivered by June 1, 1999. Landlord shall warrant that the interior and exterior of the premises do not violate any ordinance, rule, code or regulation of any governmental agency and has not received any notice of any possible violation. All TI's are to be built to code by a licensed contractor.

         3. USE OF PREMISES:

                  a. Tenant may use the Premises for warehousing, storage, supplies, distribution, office and other related legal uses. The premises can be used for the above purposes or any other usage not deemed to be hazardous, damaging or degrading on account of fire or otherwise. The Landlord is aware of Tenants intended use and does not consider it hazardous.

                  b. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its use of the demised premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon or connected with its use of the demised premises, all at Tenant's sole risk and expense.

                  c. In the event the State, County or local building code requires any repairs, modifications, alterations or additions to the premises or surrounding grounds to permit the continued use of the premises by the Tenant for the purposes stated in this Lease, the Landlord shall promptly undertake to do all such required work at its expense, except Landlord will not be responsible for maintaining the visual appearance of the lot area (as defined on Exhibit A). Tenant will be responsible for screening and maintaining the lot area so that it does not detract from the surrounding buildings. At the request of the Landlord, Tenant shall clean up the lot area, which is unsightly. Landlord shall be reasonable in such request.

         4. UTILITY SERVICES: The Landlord shall, at its expense, furnish a new heating and cooling system for the office/showroom area and heating system for the warehouse area. Landlord will design the heating system installed in the office/showroom area to provide a temperature of seventy (70) degrees Fahrenheit when the outside temperature is zero (0) degrees Fahrenheit. The warehouse heating system will be capable of providing a temperature of at least sixty (60) degrees Fahrenheit in the building when the outside temperature is zero (0) degrees Fahrenheit. The tenant shall pay for all electricity, gas, fuel oil, sewer charges, and water consumed on the Premises.

         5. MAINTENANCE BY LANDLORD:

                  a. Landlord shall at its expense maintain, including replacement if necessary, only the roof, foundation, and the structural soundness of the exterior walls of the building in good repair and condition, including termite eradication throughout, parking lots, driveways, landscaping, snow removal, exterior lights and exterior utilities but excluding all windows, window glass, plate glass, and all doors.

                  b. Tenant shall repair and pay for any damage caused by Tenant's negligence or default hereunder or that of its agents, invitees, employees, and customers. Tenant shall immediately give written notice to Landlord of the need for repairs and Landlord shall proceed promptly to make such repairs, Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

         6. MAINTENANCE BY TENANT:

                  a. Tenant covenants throughout the term, at its expense, to maintain in good order and repair the interior structure of the Premises, and to maintain and replace when necessary, all window and door glass therein, interior and exterior, to maintain and repair all building service equipment within the premises, therein including, but not limited to, electrical, plumbing, heating, air conditioning, and sprinkler equipment, pipes, wires, ducts, fixtures, and appliances; to make all ordinary and necessary repairs, to keep the Premises in a safe, clean and sanitary condition, to provide for the removal of trash and rubbish;, and to surrender to Premises at the end of the term in as good condition as when received except for ordinary wear and use, fire or other unavoidable casualty.

                  b. Without limiting Tenant's obligations under Para. 6a above, Tenant shall, at all times during the term of this Lease, have and keep in force a maintenance contract, in form and with a contractor satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Exhibit A attached hereto and made a part hereof), and providing for necessary repairs thereto. Said contract shall provide that it will not be cancelable by either party thereto except upon thirty (30) days' prior written notice to Landlord. Tenant shall send to Landlord a copy of this contract within thirty (30) days of the commencement date of this Lease, as well as provide Landlord with copies of all service calls and reports within fifteen
(15) days after any service call.

EXHIBIT "A" - The following work will be required in accordance with the maintenance contract required in Para. 6b of the attached Lease:

    1.   Check performance of all major components
    2.   Lubricate moving parts as required
    3.   Check refrigerant charges (during cooling season)
    4.   Inspect for oil and refrigerant leaks
    5.   Check operating and safety controls
    6.   Check pressures and temperatures
    7.   Inspect condensers
    8.   Inspect fans, motors and starters
    9.   Tighten electrical connections at equipment
    10.  Test amperages and voltages
    11.  Check belts and drives
    12. Change oil and filters, or dryers, as required (at least four times per year)
    13.  Check temperature on control system
    14.  Thoroughly inspect heat exchanger

                  c. Notwithstanding anything herein contained, the Landlord's obligation with respect to the repair of any damage to the premises caused by fire or other casualty or by a condemnation shall be determined under the provisions of Paras. 7 and 8, respectively, and not of this Paragraph.

                  d. Should Landlord fail to perform any of the duties required to be performed by it pursuant to this Paragraph or Para. 3c of this Lease within forty-five (45) days after such failure, Landlord agrees that Tenant may have the necessary work performed by a responsible contractor to be selected by the Tenant after receiving three (3) bids for the required work. The Tenant shall not, however, have any required work performed without first giving the Landlord thirty (30) days notice in writing except in the case of emergency. The Tenant may deduct the cost of all such necessary repairs to the Premises, which it has made from the monthly rent or rentals.

         7. FIRE AND OTHER CASUALTIES: If the Premises are damaged or destroyed by fire or other casualty, Tenant shall give prompt notice thereof to Landlord.

                  a. If in the mutual judgment of either party, the Premises are not usable for Tenant's purposes either party may, at their option, either terminate this Lease or elect to repair and/or rebuild the Premises. Either party shall notify the other as to its election within thirty (30) days after said notice. If either party elects to terminate this Lease, the Lease shall be deemed terminated as of the date of the casualty, any rent paid being appropriately apportioned. If either party elects to rebuild and/or repair the Premises, then either party shall, as soon as possible after receipt they shall enter into good faith negotiations to determine the terms for the repair or rebuilding of the Premises, it being understood that in no event shall rent accrue or be payable hereunder between the date of the casualty and completion of all repairs. If; within sixty (60) days after notification of the occurrence of a casualty, no satisfactory terms have been reached, then either party may terminate the Lease without liability as of the date of casualty, any rent paid being appropriately apportioned.

         All such work to be performed by Landlord, hereunder shall be done in such manner that upon completion thereof, the Premises as restored shall be as useful for its intended purposes as immediately prior to the occurrence of the casualty.

                  b. If, in the mutual judgment of the Landlord and Tenant, the Premises are usable for Tenant's purposes, such destruction shall in no way annul or void the Lease, except that, the annual rent payable under Para. 1 hereof shall be appropriately reduced and adjusted between Landlord and Tenant as of the date of the occurrence of the casualty, which reduction shall be in accordance with the ratio which the area of the damaged Premises bears to the area of the Premises prior to the occurrence of the casualty. The Landlord shall restore the Premises within one hundred twenty (120) days period of Tenant shall have the right to cancel this lease without being liable to Landlord for any rent or damages whatsoever at any time before such restoration is completed, provided, however, that in the event Landlord is unable to complete the necessary repairs within said one hundred twenty (120) day period because of events beyond its control, such as inclement weather, strikes, lack of an available labor force, or acts of God, then the one hundred twenty (120) day period shall be adjusted to reflect the delays caused by such events. Both parties agree to subrogate to each other's insurance carrier.

         8. CONDEMNATION:

                  a. If the premises shall be taken under any condemnation or eminent domain proceeding, or if such part of the Premises be taken that in the mutual judgment of the Landlord and Tenant, the remainder is not suitable for the Tenant's purposes as set forth in Para. 3 hereof; then this Lease shall terminate as of the date Tenant's use and occupancy thereof was terminated. Any rent paid being appropriately apportioned.

                  b. If any part of the Premises shall be taken under any condemnation or eminent domain proceeding that, in the mutual judgment of the Landlord and Tenant, the remainder is suitable for the Tenant's purposes as set forth in Para. 3 hereof, than the annual rent payable under Para. 1 hereof shall be appropriately reduced and adjusted between Landlord and Tenants as of the date Tenant shall be required to surrender to the taking authority the taken portion of the Premises, which reduction shall be in accordance with the ratio which the area of the taken portion of the Premises bears to the area of the entire Premises prior to the taking.

                  c. The proceeds of any condemnation or eminent domain proceeding award, settlement or compromise for the value of the Premises taken shall be distributed between Landlord and Tenant in accordance with their respective interests. If in the condemnation or eminent domain proceedings the value of Tenant's interest in the Premises is not specifically determined, Landlord and Tenant shall negotiate in good faith to agree upon the value of Tenant's interest. In the event Landlord and Tenant are unable to reach an agreement, Tenant may resort to arbitration as provided in Para. 12 hereof. For the purposes of this provision, Tenant's interest shall be construed to include only the value of any alterations or additions made or fixtures installed in the Premises at the expense of Tenant in accord with Para. 9 hereof and the loss of business, if any, attributable to the taking. Tenant shall not be entitled to compensation for the value of its leasehold interest.

The provisions of this Para. 8 shall survive termination or expiration of this Lease.

         9. ALTERATIONS, CHANGES AND IMPROVEMENTS: Tenant shall not create any openings in the roof or exterior walls, nor make any alterations, additions, or improvements to the demised premises without the Landlord's prior consent. Consent for those alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant shall have the right at all times to install Tenant's shelves, bins, machinery, air conditioning or heating equipment trade fixtures and signs, and may erect communications antennas on either the side and/or roof of the premises, provided Tenant complies with all applicable governmental laws, ordinances and regulations, and further provided that such installations by Tenant shall not overload, damage or deface the demised premises and shall be done in good and workmanlike manner.

         In making any alterations, additions or improvements, Tenant shall not do or suffer, nor have power to do or suffer, anything to be done whereby the Premises may be encumbered by a mechanics' lien or claim. Nothing contained herein shall be taken as giving expressly or impliedly to Tenant any power to subject the Premises to any mechanics' lien or claim, it being intended that whatever is done by Tenant shall be done solely at Tenant's own cost, risk and expense. Tenant shall whenever and as often as any mechanics' lien or claim is filed against the Premises purporting to be for labor or materials furnished or to be furnished, discharge the same of record within ten (10) days after date of filing, or deposit with Landlord an amount equal to the amount claimed in such mechanics' lien proceeding or claims. Tenant shall save Landlord harmless from and indemnify Landlord against, any and all claims for injury, loss or damage to persons or property caused by or resulting from the doing of any such work.

         10. ASSIGNMENT AND SUBLEASING: Provided Tenant is not in default of any of the terms, conditions or covenants contained in this Lease, Tenant shall not, without the prior consent of the Landlord, assign or sublet the Premises. Tenant shall have the right to sublease/assign all or any portion of its Premises during the term of the lease to an affiliate or subsidiary of the parent company without Landlord's approval and to a qualified Tenant or Tenants, subject to Landlord's approval which shall not be unreasonably withheld or delayed. No response within five (5) days shall be deemed as Landlord's approval, any profits generated by said subleasing or assignment shall be allotted 100% to Tenant. No assignment or subletting shall be for any use which is unlawful, detrimental to the demised premises, more hazardous on account of fire or otherwise, or for a use that will cause greater wear and tear than the use for which the premises are leased as defined in Paragraph 3 hereinabove or for a term which would extend beyond the termination date of this Lease. Notwithstanding any such sublease or assignment, Tenant shall remain principal obligor to the Landlord under all the terms, conditions, covenants and obligations of this Lease; and, the acceptance of an assignment or subletting of the premises by any firm, person or corporation shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all of the terms, conditions and covenants by which Tenant herein is bound. No such assignment or subletting shall be construed to constitute a novation or a release of any claim Landlord may then or thereafter have against Tenant hereunder. In the event of default by Tenant while the demised premises are assigned or sublet, Landlord, in addition to any other remedies provided herein (or provided by law), may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and Landlord may apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from the further performance of its obligations hereunder.

         11. LANDLORD'S RIGHT OF ENTRY: Landlord shall have the right to enter upon the demised premises or any part thereof without charge at all reasonable times with reasonable notice and in the case of emergency, at any time, for the purpose of determining whether the covenants herein contained are being carried out by Tenant, to inspect the physical condition of the demised premises, to make or facilitate any repairs or alterations to the demised premises (but nothing contained in this Para. shall obligate Landlord to make any repairs or alterations), to show the demised premises to prospective purchasers or tenants and Tenant shall not be entitled to any abatement or reduction of rent damages by reason of any of the foregoing. Provided, however, that any such access shall only be allowed if Landlord or his representative is accompanied by an employee of the Tenant, and Tenant hereby agrees not to unreasonably withhold the providing of said employee for this purpose.

         12. DISPUTES: Any dispute arising out of this Lease shall be settled by arbitration as provided herein. Within ten (10) days after either party shall have requested arbitration in writing, the parties shall agree on an impartial arbitrator, and failing agreement, he shall be selected by the American Arbitration Association at the request of either party. The arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award granted by the arbitrator may be entered in any court having jurisdiction thereof. Fees, costs and expenses of the arbitrator shall be borne by the party against whom the arbitrator shall be determined or, in the case of determination by compromise by the parties in such proportion as the arbitrator shall designate.

         13. QUIET ENJOYMENT: Landlord covenants that so long as Tenant is not in default hereunder, Tenant shall peacefully and quietly have, hold and enjoy the Premises for the term of this Lease.

         14. NOTICES: Unless otherwise provided in this Lease, all notices, demands, requests or other communications hereunder which may be or are required to be given by either party to the other shall be in writing and shall be deemed to have been duly given, effective upon receipt of first class certified mail, return receipt requested, to the appropriate party at its address as set forth below or to such other address as may have been furnished in writing to the party giving the notice by the party to whom notice is to be given:


             TO TENANT:      Bell Micro  Products,  Inc.
                             Attn: VP of Operations
                             1921 Ringwood Avenue
                             San Jose, CA 95131
                             (408) 451-9400

             TO LANDLORD:    V&N Company
                             4048 New Castle Avenue
                             New Castle, DE 19720

         15. SURRENDER: Tenant shall, upon expiration of this Lease, quit and surrender the premises in the same condition in which said Premises were at the beginning of this Lease, except for reasonable wear and tear, natural deterioration beyond the control of Tenant and damage by fire or other casualty not caused by Tenant, its agents, invitees, employees or customers. Tenant may, at its option, either abandon in place or remove from the premises any or all alterations, additions, Improvements, equipment and fixtures installed by Tenant. Any damage done to the premises by the Tenant's removal of anything, which may so be removed hereunder by Tenant, shall be repaired by the Tenant at its sole cost and expense.

         16. REAL ESTATE TAXES:

                  a. The Landlord covenants that it shall pay all special charges and assessments levied or otherwise imposed on the premises including, but not limited to, special charges and assessments for the construction, installation, repairs and maintenance of roads, sewage systems and street lighting. In the event of non-payment thereof, Tenant shall have the option of paying the same and crediting such payment against rent due or to become due hereunder.

         17. INSURANCE:

                  a. Tenant shall maintain in full force and effect during the term of the lease or any renewal or extension thereof, public liability insurance in amounts of not less than One Hundred Fifty Thousand Dollars ($150,000.00) and Three Hundred Thousand Dollars, ($300,000.00) covering the risks generally included in such a policy. Such a policy shall name Landlord as an additional insured and Tenant as insured, as its interests shall appear, and shall be effected by valid and enforceable satisfactory to Owner. The policy shall expressly mutually waive and bar any claim of subrogation against Landlord. Appropriate certificates shall be furnished to Landlord by Tenant to prove issuance of such policies and their coverage.

                  b. The Landlord will place fire and extended coverage insurance, including liability insurance for ($1,000,000.00) upon all buildings and other improvements constituting a part of the demised premises and the amount shall be for the full insurable replacement value thereof.

         18. EQUIPMENT WARRANTY: Landlord hereby agrees to give Tenant the benefit of any and all warranties or guarantees, if any, which Landlord may have or to which Landlord is entitled, covering air conditioning equipment, heating equipment, plumbing or any other portion of the herein demised premises which is the subject of a warranty of guaranty and for which Tenant is responsible under this Lease, and covering the roof if Tenant performs Landlord's obligation with respect thereto under Para. 6d of this Lease.

         19. DEFAULT: If during the term of this Lease there shall occur any of the following events:

                  a. if the Tenant shall file a voluntary petition in bankruptcy or for reorganization, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or

                  b. if a receiver, trustee or liquidator of the Tenant or if all or substantially all of the property of the Tenant shall be appointed in any proceeding brought by the Tenant, or if any such receiver, trustee or liquidation shall be appointed in any proceeding brought against the Tenant and such receiver, trustee or liquidator shall not be discharged within sixty (60) days after such appointment, or if the Tenant by the order or decree of a court shall be adjudicated a bankrupt or declared insolvent, or shall be dissolved, or

                  c. if a petition proposing the liquidation or reorganization of the Tenant pursuant to the Federal Bankruptcy Act or any similar law, Federal or State, shall be filed against the Tenant and such petition shall not be discharged or denied within sixty (60) days, or

                  d. if the interest of the Tenant in the premises shall be sold under execution of other legal process, or

                  e. if the Tenant shall fail to pay any installment of rent or sum payable as rent within ten (10) days of date due.

                  f. if the Tenant shall default in the performance of any other requirement of this Lease and any such failure shall continue for twenty (20) days and which Tenant shall not in good faith and with due diligence be proceeding to cure.

         In any of such events of default (i.e. as set forth above in Paragraph 19 a-f) after written notification with a reasonable time to cure, Landlord may at Landlord's option either terminate this Lease or re-enter and take possession of the Premises, and either the giving of such notice or such re-entry and taking possession shall terminate this Lease and all the right, title and interest of Tenant hereunder, without prejudice, however, to the right of the Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

         In the case of any default hereunder, Landlord shall have the right to pursue statutory summary possession proceedings without prejudice to Landlord's exercise of its other remedies hereunder.

         In the case of any default hereunder, Landlord may exercise its statutory remedy of distress for rent without prejudice to Landlord's exercise of its other remedies hereunder.

         20. INDEMNIFICATION OF LANDLORD/TENANT: Neither Tenant or Landlord shall have liability to the other party or to third persons for property damage or personal injuries resulting from any act or omission by Tenant or Landlord under this Lease, and each party shall indemnify and save the other party harmless from all liability, loss and claims of every kind and nature arising out of the obligations of either party undertaken herein, excepting, however, losses or claims paid for by insurance, and damage, personal injuries, liability, loss or claims caused by the negligence of either party, its agents, representatives or invitees.

         21. SUBORDINATION: This Lease is and shall be subordinate to each mortgage, and to all renewals, modifications, amendments, replacement, consolidation and extensions, thereof, at any time a lien upon Landlord's interest in the Premises; provided, however, that if any such mortgage shall be foreclosed and if Tenant shall not then be in default under this Lease, then the mortgagee shall not disturb Tenant's occupancy of the Premises by reason of the foreclosure of any such mortgage and Tenant shall have the quiet, peaceful and uninterrupted possession of the demised premises. Landlord shall provide Tenant with a non-disturbance agreement from any lender.

         22. DEFINITION OF LANDLORD AND TENANT: Wherever used herein, the words "Landlord" and "Tenant" shall be construed to mean Landlords and Tenants where there is more than one Landlord or Tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each of the provisions of this Lease shall extend to, and shall bind or inure to the benefit of not only Landlord and Tenant, but also their respective heirs, successors, legal representatives and assigns, so far as this Lease and the term hereby created is assignable by the terms hereof.

         23. TITLES OF NO EFFECT: The titles set forth in this Lease, and the references to such titles at various places in this Lease, are intended for ease of reference only and shall have no force or effect in the interpretation of this Lease.

         24. ENTIRE AGREEMENT: This Lease Agreement embodies the entire agreement between the parties hereto and there have been no agreements, representations, or warranties between the parties other than those set forth or provided for herein. This Lease Agreement may not be changed or modified in whole or in part except by supplemental Lease Agreement signed by the parties hereto.

         25. OPTIONS: Provided tenant is not in default of this lease, Landlord shall grant to tenant the option of extending this lease for one (1) period of three (3) years. Tenant shall provide no less than four (4) month's prior written notice of its intention to extend the lease. The rent paid at the end of the initial term shall be increased by 3% per year thereafter.

         26. RENT ANNUAL INCREASE: Three (3%) percent per annum commencing with the 15th month and every twelve months thereafter non-compounded -- 15th month $24,171.17; 27th month $24,875.18; 39th month $25,579.20; 51st month $26,283.21;
and the 63rd month $26,987.22.

         27. CAM INCLUDING REAL ESTATE TAXES & INSURANCE: is included in the rent.

         28. TENANT IMPROVEMENTS: Landlord at Landlord's sole cost and expense, shall improve the premises as follows:

            A.  Install new office area to include:
                (1).    A break room with cabinets and sinks, 25'x20'
                (2).    Will call area, 10'xl0'
                (3).    Reception area, 12'x14'
                (4).    3 offices, l0'x12'
                (5).    A conference room, 14'x16'
                (6). Male and female rest rooms to accommodate a total of 20-25 people and janitorial room

            B.  Warehouse area:
                (1).    Insulated
                (2).    Space heated
                (3). Sprinklers installed to insurance carrier standards for storage of electronic components and corrugated boxes

                (4). Halogen/Halide lighting with brightness adequate to pick small parts at the floor level

            C.  Exterior of Premises:

                (1). Eight (8) dock seals (l0'xl0') with elevated land levelers and seals/shelter
                (2).    2 grade level doors, 12'x14'
                (3).    All parking lots paved and striped

         Tenant and Landlord to mutually agree on quality, color, etc., of TI's (see Exhibit A)

         29. OPTION ON ADJACENT SPACE: Tenant shall have the right to use the adjoining space in the building and the right of first refusal on this space, approximately 10,604 square feet, at the same terms and conditions under Tenant's lease or at the same terms and conditions of any bona fide written offer, whichever is less. Tenant shall have fifteen (15) working days to notify Landlord of its intention to lease the space. If Tenant elects not to lease such space, Landlord may offer such space to third parties upon the same terms and conditions as contained in Landlord's prior written notification to Tenant. Prior to offering such space to third parties upon different terms and conditions then offered to Tenant, Landlord will first offer the space to Tenant upon such newly proposed terms and conditions. If Tenant rejects the right to lease such space, Tenant shall vacate such space upon notice from Landlord.

         30. FREE RENT: First sixty (60) days shall be deemed free rent. Further, Tenant shall have free use of the option space until such time as Tenant fails to exercise said option.

         31. COMMISSION AND REPRESENTATION: Cornish & Carey Commercial and Smith Mack and Company (Brokers) represent Tenant:

The commission shall be paid by Landlord to the Brokers in the amount of four percent (4%) of the total rent, payable 50% upon lease execution and the balance upon commencement of the payment of rent or occupancy by Tenant, whichever occurs first.

         32. TOXIC MATERIALS: Landlord shall have the express responsibility to advise Tenant of any toxic materials which are located in, or about the Premises, parking areas, storage area or other parts of the project. It shall be the responsibility of Landlord at its sole cost and expense to remove any building toxic materials prior to the commencement of Tenant improvement construction, and to indemnify and hold Tenant harmless from any future action which might occur as a result of the presence of toxic material(s). Further, Landlord's costs for the removal of toxic material(s) in Tenant's Premises or in any other location in the project shall be the Landlord's sole responsibility.

         33.   COMPLIANCE  WITH  AMERICANS  WITH   DISABILITIES   ACT:  Landlord
represents that the premise complies with the provisions of the Americans with Disabilities Act (ADA) in effect on the lease execution date.

         34. OTHER TERMS AND CONDITIONS: The lease is conditional upon the Landlord's Board of Directors approval.

         35. SECURITY DEPOSIT: Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit $23,467.15 security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or other rent or charges due hereunder, or otherwise defaults under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage which Landlord may suffer or incur by reason thereof. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest herein), that portion of the Security Deposit not used or applied by Landlord.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.



ATTEST:                                       V$N COMPANY

 ????????????                                  ?????????????
--------------------------                    ---------------------------------
                                              BY:



ATTEST:                                       TENANT: Bell Micro Products, Inc.


 ???????????                                               ??
-------------------------                     ----------------------------------
                                              BY:
                                                   ?????????????????
                                                   VP OPERATIONS
      3-17-99
-------------------------
DATE: